                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------

                  THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made this __ day of ____________, 2003, to be delivered on _______________,
2003, by NEWPORT PLAZA ASSOCIATES, L.P., a Delaware limited partnership, d/b/a Newport Plaza Shopping Center ("Assignor"), with an office in care of Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Suite 304, Port Washington, New York 11050, and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered savings bank ("Assignee"), with an office at 2001 Market Street, 6th Floor, Philadelphia, Pennsylvania 19103-7053.

                                   Background
                                   ----------

                  Assignor and Assignee have entered into a certain Loan Agreement dated this date (as the same may be amended, modified or supplemented, from time to time, the "Loan Agreement") pursuant to which Assignee has agreed to extend a credit facility to Assignor in the principal amount of up to Five Million Five Hundred Thirty Five Thousand Dollars ($5,535,000) (the "Loan"), which is evidenced by a certain Promissory Note dated this date (the "Note") executed by Assignor and made payable to the order of Assignee in the stated principal amount of the Loan. The Note is secured, inter alia, by an Open-end Mortgage and Security Agreement dated this date (the "Mortgage") given by Assignor to Assignee encumbering Assignor's interest in certain land and the buildings and improvements thereon known as Newport Plaza located at U.S. Route 322 and Route 34 in Howe Township, Perry County, Pennsylvania (such land and improvements, collectively, the "Project"), all as more particularly described in Exhibit A attached hereto and made a part hereof.

                  Assignee is willing to make the Loan to Assignor pursuant to the Loan Agreement on certain conditions. One such condition is that payment shall be secured by, in addition to the Mortgage and other things, an assignment of Assignor's interest in the Leases and Rents more particularly described below.

                  Assignor has agreed to assign to Assignee, on the terms and subject to the conditions hereinafter set forth, all of Assignor's rights under all leases in which Assignor is the landlord now or hereafter affecting the Project or any portion thereof, together with all extensions, renewals and modifications thereof and subleases thereunder, and together with all guaranties of any tenant's or subtenant's performance thereunder (any such lease, as so extended, modified, and renewed and with such subleases and guaranties thereof, individually, a "Lease," and all such Leases, as so extended, modified and renewed and with such subleases and guaranties thereof, collectively, the "Leases"), all credits, cash, deposits (whether for the security or otherwise), rents, advance rentals, issues, profits, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Project, including, without limitation, minimum rents, additional rents, termination payments, forfeited security deposits, liquidated damages following a default under a Lease by the tenant thereunder and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Project, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Assignor may have against any tenant, lessee or licensee under the Leases or against any other occupant of the Project, any award or other payment which Assignor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving the tenants under such Leases, and any and all payments made by or on behalf of any tenant of any part of the Project in lieu of rent, and all rents, oil and gas or other mineral royalties, revenues and bonuses, issues and profits from the Project, and the building improvements, the fixtures and the equipment located thereon, including, without limitation, all revenues, receipts, income, accounts, accounts receivable and other receivables including, without limitation, revenues receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from the operation of the retail center on the Project, the provision or sale of goods and services, and any other items of revenue, receipts or other income (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations Secured (as defined in the Mortgage), all on the terms and subject to the conditions hereinafter set forth.

                  Capitalized terms used in this Assignment without definition shall have the same meanings ascribed to those terms in the Loan Agreement.

                                   Assignment
                                   ----------

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure repayment of the Loan with interest and all other sums due or to become due under the Loan Documents, Assignor, intending to be legally bound, hereby agrees as follows:

                  1. Assignment of Leases and Rents.

                     (a) Assignor hereby conveys, transfers, assigns and sets over unto Assignee all of Assignor's right, title, interest and privilege in, to and under the Leases and the Rents. This Assignment includes, without limitation:

                         (i) All Rents (whether denoted as minimum rent,
percentage rent, additional rent or otherwise), income, profits and other sums due or to become due under the Leases, or any of them;

                         (ii) All security deposits made by any tenant or
subtenant under any Lease (any such tenant or subtenant, together with any other person or entity succeeding to all or any part of such tenant's or subtenant's interest under said Lease, whether by assignment, sublease, operation of law or otherwise, and any guarantor of all or any portion of such tenant's performance under such Lease, are hereinafter referred to individually as a "Tenant" and collectively, as the "Tenants"), to the extent they may be lawfully assigned.

                         (iii) Any payments made by any Tenant in lieu of Rent;

                         (iv) Any guaranties of payment or performance of any
Tenant's obligations under any Lease to the extent that they can lawfully be assigned;

                         (v) All claims, rights, privileges and remedies on the
part of Assignor, whether arising under the Leases or by statute or at law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any of its other obligations under its Lease;

                         (vi) All rights, powers and privileges of Assignor to
exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases or the Rents; and

                         (vii) All other claims, rights, powers, privileges and
remedies of Assignor under or with respect to the Leases and the Rents, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Assignor is entitled to do thereunder or with respect thereto.

                     (b) Assignor covenants and agrees with Assignee that any subsequent Leases of all or any portion of the Project shall be subject to all of the terms and conditions of this Assignment (including, without limitation, Section 3(b) hereof) and the other Loan Documents, and Assignor further covenants and agrees with Assignee that any such subsequent Lease of all or any portion of the Project shall automatically and without the necessity of any further action by Assignor or Assignee be subject to the terms and conditions of this Assignment, with the intent and effect that all Rents and other sums due and becoming due under any such subsequent Lease shall automatically be assigned hereby as security for the Loan and the performance of all of Assignor's obligations under the Loan Documents.

                     (c) Assignor agrees that it will, promptly upon receipt of written request from Assignee, execute, acknowledge and deliver specific and separate assignments of any or all of the Leases, including, without limitation, assignments requested in connection with any sublease under any of the Leases or any assignment, directly or indirectly, voluntarily or by operation of law, thereof, or in connection with the entrance by Assignor into any subsequent Lease.

                  2. Limitations on Assignment.

                     (a) This Assignment is given for the purpose of securing the Loan and the performance by Assignor of all of its obligations under the Loan Documents, and, accordingly, upon full and indefeasible repayment of the Loan (including, without limitation, all principal, interest, fees and collection costs) and the discharge of all of Assignor's other obligations under the Loan Documents, this Assignment shall automatically become null and void.

                     (b) Notwithstanding any provision herein to the contrary, this Assignment is intended to be an absolute assignment from Assignor to Assignee and not merely the granting of a security interest. The Leases and the Rents and profits hereby assigned to Assignee are assigned subject only to the right of Assignor to receive and use the Rents during any period for which rent payments are to be paid to Assignor pursuant to the provisions of Section 9 hereof (provided that Assignor shall have no right to receive and use Rents during the existence of an Event of Default beyond any applicable cure periods).

                  3. Assignor's Covenants.

                     (a) Assignor hereby covenants that Assignor will not, without in each case obtaining the prior written consent of Assignee: (i) cancel or terminate or accept a surrender of any Lease other than by its terms or following a default by the tenant thereunder; (ii) amend, modify or otherwise change any Lease so as to decrease the term or reduce the rental due, or discount, compromise or forgive any amounts due, or diminish any Tenant's obligation with regard to the payment of taxes, insurance and other sums; (iii) permit the payment of rent under any Lease more than thirty (30) days in advance of the due date thereof, or anticipate, encumber or assign the Rents or any part thereof or any interest therein; (iv) release any guarantor or surety of any Tenant's obligations; (v) waive any material default under or material breach of any Lease; or (vi) take any other action in connection with any Lease or any Rent which would materially impair the value of the rights or interests of Assignor or Assignee under or in such Lease.

                     (b) Assignor covenants that Assignor will perform and observe all of the covenants and requirements contained in the Mortgage and the Loan Agreement with respect to the leasing of the Project or any portion thereof, and Assignor further agrees upon request by Assignee from time to time to deliver promptly to Assignee true, complete and correct copies of all Leases (and all modifications, amendments, riders and addenda to any of the Leases) executed after the date hereof. Assignor shall use all reasonable efforts to cause the Tenants to execute and deliver to Assignee (such delivery to be within ten (10) Business Days after requested by Assignor or such longer period provided in such Lease) such certificates as to the status of the Leases, the rent, additional rent and other charges payable thereunder, and the Tenants' and Assignor's compliance with the terms thereof as Assignee may from time to time request (but not more frequently than once per year so long as no Event of Default exists), such certificates to be in form and substance reasonably satisfactory to Assignee. Assignor shall use its good faith efforts to include in each Lease executed after the date hereof a clause obligating the Tenant thereunder to execute and deliver such certificates to Assignor and its mortgagees.

                  4. Assignor's Obligations as Landlord. Assignor agrees that it will perform all of its obligations as landlord under the Leases when due in all material respects, use commercially reasonable efforts to enforce the performance by the Tenants of all of their respective obligations under the Leases and appear in and defend any action or proceeding arising out of or in connection with any of the Leases. Assignor further agrees to send to Assignee duplicate copies of any notice of default from any Tenant and any material notice sent or received by Assignor.

                  5. Assignee Not Bound To Perform Under Leases.

                     (a) Notwithstanding any legal presumption to the contrary, Assignee shall not be obligated by reason of their acceptance of this Assignment to perform any obligation of Assignor as landlord under the Leases, or any of them. Assignor shall at all times remain solely liable under the Leases for the performance of the obligations of Assignor thereunder. However, Assignee may, at its sole option, and without releasing Assignor from any obligation hereunder or under the Leases, discharge any obligation which Assignor fails, after reasonable notice from Assignee, to discharge, including, without limitation, defending any legal action, and Assignor agrees to pay upon demand all sums expended by Assignee in connection therewith, including reasonable counsel fees and court costs, together with interest thereon at the Default Rate provided for under the Loan Agreement, and the same shall be added to the indebtedness evidenced by the Note and secured by the Mortgage and this Assignment.

                     (b) Assignee shall not have any obligation to make any inquiry as to the nature or sufficiency of any payment received by Assignee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Assignee or to which Assignee may be entitled at any time or times. Assignor hereby agrees to indemnify Assignee and save Assignee harmless from and against any and all loss, liability, damage (excluding consequential damages) or expense (including, without limitation, reasonable attorney's fees) arising from or as a result of any claim by any Tenant or any other party arising under or in connection with the Leases, or any of them, or this Assignment, whether by reason of any alleged obligation or undertaking on Assignee's part to perform or discharge any of the covenants contained in the Leases or otherwise unless resulting from the gross negligence or willful misconduct of Assignee.

                     (c) Neither the acceptance of this Assignment nor the collection of Rent or other sums due or becoming due under the Leases assigned hereby shall constitute a waiver of any rights of Assignee under the Loan Documents or any other collateral now or hereafter mortgaged, pledged or assigned as collateral for the Note and the performance of Assignor's obligations thereunder and under the other Loan Documents. Assignor agrees that the procedures required by Assignee hereunder are for the benefit of Assignee, their successors and assigns only, and not for the benefit of Assignor, any Tenant or any other party.

                  6. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee, as a material inducement to Assignee to accept this Assignment and to make the Loan, that:

                     (a) Based on Assignor's best knowledge after diligent investigation, Assignor has delivered to Assignee a true correct and complete list and description of all Leases currently in existence with respect to the use and occupancy of all or any portion of the Project;

                     (b) Assignor has not executed any prior assignment of any of its rights under any Leases except in favor of Assignee; and

                     (c) Assignor has not done anything which would prevent Assignee from or limit Assignee in operating under any of the provisions hereof.

                  7. Bankruptcy and Other Proceeds. In furtherance and not in limitation of the assignment set forth in Section 1 hereof:

                     (a) Assignor hereby assigns to Assignee any award hereafter made to Assignor in any court proceeding involving any of the Tenants in any bankruptcy, insolvency, or reorganization in any state or Federal court.

                     (b) Assignor assigns to Assignee any purchase proceeds receivable by reason of any Tenant's exercising any right of first refusal or any option to purchase the Project or any portion thereof as may be provided in any of the Leases or any additions, amendments or supplements thereto.

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                  8. Events of Default.

                     (a) The occurrence of any one or more of the following shall, at the option of Assignee, constitute an event of default (each, an "Event of Default") hereunder:

                         (i) Any representation or warranty or financial
statement of Assignor or Guarantor under this Assignment or under any of the other Loan Documents shall be untrue in any material adverse respect when made (including by omission of material information necessary to make such representation or warranty or financial statement not misleading);

                         (ii) Assignor shall have failed to observe and perform
any of the terms, covenants, promises and agreements on its part to be observed and performed under this Assignment and, except for the events specified in the following subsections of this Section 8(a) (which shall be subject to the grace or cure periods, if any, provided therein), such Default shall not have been cured within thirty (30) days after written notice of such default shall have been given to Assignor; provided that, if such Default is curable but not reasonably capable of cure within such thirty (30) day period, Assignor shall have such further period, not to exceed a period of sixty (60) days in the aggregate, as may be required to cure such Default, on the condition that Assignor commences such cure within the original thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                         (iii) An Event of Default shall have occurred under any
other Loan Document beyond any applicable cure periods; or

                         (iv) The occurrence of any material default by Assignor
under any Lease or number of Leases which individually or in the aggregate, in the reasonable judgment of Assignee, has a material adverse effect on the financial condition of Assignor or the Project.

                     (b) Upon the occurrence of any Event of Default, Assignee shall be entitled to exercise all or any of their rights and remedies under the Loan Agreement, Note, Mortgage and this Assignment, or as may otherwise be available to Assignee at law or in equity, in such order as Assignee may elect.

                  9. Right of Assignee to Direct Payment of Rents. The assignment set forth above includes the full and complete assignment by Assignor to Assignee of all right, power and privilege of Assignor to direct the party to whom Rents are to be paid. Such assignment of the right to direct payment of Rents is unconditional and unrestricted, except that, so long as no Event of Default has occurred, Assignor shall have a license to collect Rents which license may be terminated and revoked by Assignee upon the occurrence of an Event of Default. The Tenants shall be, and hereby are, irrevocably authorized to rely upon and act in accordance with (and shall be fully protected in so doing) any notice or demand by Assignee for the payment to Assignee or their nominee of any Rents which may then be or thereafter become due under the Leases, and shall have no duty to inquire whether any such notice or demand by Assignee conflicts with any provision of this Assignment.

                  10. Benefits and Burdens. This Assignment shall be binding upon Assignor and its successors and assigns, including any subsequent owner of the Project, and shall inure to the benefit of Assignee and its successors and assigns. In furtherance and not in limitation of the foregoing, Assignee, as holder of the Mortgage, shall have the right to assign all or a portion of Assignee's rights, title, interest and privilege in and to the Leases and/or the Rents to any subsequent holder of the Mortgage, and to assign the same to any person acquiring title to the Project through foreclosure or otherwise.

                  11. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent in accordance with the notice provisions contained in the Loan Agreement.

                  12. Governing Law; Amendment. This Assignment is delivered and intended to be performed in the Commonwealth of Pennsylvania and shall be governed and construed in accordance with the laws of said Commonwealth. This Assignment may only be amended by an instrument in writing executed by Assignor and Assignee.

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                  IN WITNESS WHEREOF, Assignor has duly executed this
Assignment, under seal, as of the day and year first above written.

                                     NEWPORT PLAZA ASSOCIATES, L.P., a
                                     Delaware limited partnership, d/b/a Newport
                                     Plaza Shopping Center, by its sole general partner, as follows:

                                                CIF-Newport Plaza Associates,
                                                LLC, a Delaware limited
                                                liability company, by its sole
                                                member, as follows:

                                                  Cedar Income Fund Partnership,
                                                  L.P., a Delaware limited
                                                  partnership, by its sole
                                                  general partner, as follows:

                                                      Cedar Income Fund, Ltd., a
                                                      Maryland corporation

Attest: ______________________                        By:_______________________
        Stuart H. Widowski                               Brenda J. Walker
        Secretary                                        Vice President

STATE OF                                    )

                                            ) SS

COUNTY OF __________________                )

                  On this, the ___ day of _____________, 2003, before me a Notary Public in and for the State and County aforesaid, personally appeared Brenda J. Walker and Stuart H. Widowski, who acknowledged themselves to be the Vice President and Secretary, respectively, of Cedar Income Fund, Ltd., a Maryland corporation, the sole general partner of Cedar Income Fund Partnership, L.P., a Delaware limited partnership, the sole member of CIF-Newport Plaza Associates, LLC, a Delaware limited liability company, the sole general partner of NEWPORT PLAZA ASSOCIATES, L.P., a Delaware limited partnership, d/b/a Newport Plaza Shopping Center, and that as such officers being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, as sole general partner of the partnership.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                     ________________________
                                                     Notary Public
                                                     My Commission Expires:















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                                    Exhibit A
                                    ---------

                                Legal Description
                                -----------------